UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41102	86-3692449
(Commission File Number)	(IRS Employer Identification No.)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip Code)

310-496-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and one redeemable warrant	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CNGLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 2, 2021, Canna-Global Acquisition Corp. (“Canna-Global”) consummated its initial public offering (the “IPO”). In connection therewith, Canna-Global entered into an Investment Management Trust Agreement, dated December 2, 2021, by and between Canna-Global and Continental Stock Transfer & Trust Company, as trustee (“Continental”) (the “Trust Agreement”). A form of the Trust Agreement was initially filed as an exhibit to Canna-Global’s Registration Statement on Form S-1 (File No. 333-258619) in connection with the IPO.

As previously announced on Form 8-K on December 1, 2022, on November 28, 2022, at 10:00 a.m. ET, Canna-Global held a special meeting of its shareholders pursuant to due notice (the “Special Meeting”). Canna-Global shareholders entitled to vote at the Special Meeting cast their votes and approved an amendment to the Trust Agreement (the “Extension Amendment Proposal”), pursuant to which the Trust Agreement was amended to extend the date on which Continental must liquidate the Trust Account established in connection with the IPO (the “Trust Account”) if Canna-Global has not completed its initial business combination, from December 2, 2022 to December 2, 2023 provided Canna-Global deposits $0.045 per Canna-Global public Class A ordinary share per month extended.

Shareholders of Canna-Global also approved the First Amendment to the Second Amended and Restated Certificate of Incorporation of Canna-Global at the Special Meeting, giving Canna-Global the right to extend the date by which Canna-Global must (i) consummate a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination involving Canna-Global and one or more businesses (a “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of Canna-Global’s Class A ordinary shares included as part of the units sold in Canna-Global’s IPO from December 2, 2022 (the “Termination Date”) by up to twelve (12) one-month extensions to December 2, 2023.

In connection with the voting on the Extension Amendment Proposal at the Special Meeting, holders of 20,630,630 shares of Canna-Global’s Class A common stock exercised their right to redeem those shares for cash at an approximate price of $10.26 per share, for an aggregate of approximately $211,651,028.85. Following the payment of the redemptions, the Trust Account had a balance of approximately $24,307,527.03.

Deposit of Extension Funds

As previously announced on Form 8-K on December 1, 2022, in connection with approval of the Extension Amendment Proposal, the Company caused $0.045 per outstanding share of the Company’s Class A common stock, giving effect to the redemptions disclosed above, or approximately $106,621.65 for the remaining 2,369,370 Class A common stock to be deposited in the Trust Account in connection with the exercise of the first monthly extension of the Extended Date on November 30, 2022 in advance of the December 2, 2022 due date.

In connection with the fifth monthly extension of the Termination Date, Canna-Global paid $0.045 per outstanding share of Canna-Global’s Class A ordinary shares or approximately $106,622 for the remaining 2,369,370 Class A common stock to the Trust Account on March 24, 2023 in advance of the April 2, 2023 due date.

In connection with the sixth monthly extension of the Termination Date, Canna-Global paid $0.045 per outstanding share of Canna-Global’s Class A ordinary shares or approximately $106,622 for the remaining 2,369,370 Class A common stock to the Trust Account on April 28, 2023 in advance of the May 2, 2023 due date.

In connection with the seventh monthly extension of the Termination Date, Canna-Global paid $0.045 per outstanding share of Canna-Global’s Class A ordinary shares or approximately $105,774 for the remaining 2,350,543 Class A common stock to the Trust Account on June 5, 2023 following the June 2, 2023 due date.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNA-GLOBAL ACQUISITION CORP

Date: June 12, 2023	By:	/s/ J. Gerald Combs
	Name:	J. Gerald Combs
	Title:	Chief Executive Officer